EXHIBIT 10.1

THE STANDARD REGISTER COMPANY
2011 EQUITY INCENTIVE PLAN

1.  Purpose:  The purpose of The Standard Register Company 2011 Equity Incentive Plan (the "Plan") is to promote the best interests of The Standard Register Company (together with any successor thereto, the "Company") and its shareholders by providing Key Employees of the Company and its Affiliates (as defined below), and certain members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

2.  Definitions:  As used in the Plan, the following terms shall have the respective meanings set forth below:

Affiliate: Any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

Award: Any Option, Stock Appreciation Right, Restricted Stock, Restricted Share Unit, or Performance Share or other award granted under the Plan.

Award Agreement: Any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

Board:  The Company’s Board of Directors.

Cause: The willful repeated or habitual misconduct of a Participant, the embezzlement or theft of corporate funds, conviction of a felony, the breach of any trade secrecy or similar statutory or contractual confidentiality provisions, the direct or indirect competition with the Company's business or other breach of any noncompetition agreement with the Company, and/or "cause" as defined in any employment agreement to which a Participant is a party.

Change in Control:  The event which shall be deemed to have occurred if any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a trustee under the John Q. Sherman Testamentary Trust or the William C. Sherman Testamentary Trust or the William C. Sherman Intervivos Trust dated December 29, 1939, becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Commission:  The Securities and Exchange Commission.

Committee:  A committee of the Board (including any applicable subcommittee thereof) designated by such Board to administer the Plan in whole or in part, consisting of not less than two Non-Employee Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.  Unless otherwise directed by the Board, the Committee shall be the Board’s standing Compensation Committee.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value:  With respect to Shares, as of any given date, the reported closing sale prices of Shares on the New York Stock Exchange on that date, or on the most recent trading date on which sales of Shares were reported if none were reported on that date.  With respect to any property other than Shares, and for Shares if they are then no longer publicly traded, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

Good Reason.  The occurrence of one or more of the following circumstances following a Change in Control without the Participant’s express written consent, which circumstance(s) are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances in detail (which notice must be provided by the Participant within 90 days of the Participant obtaining knowledge of the applicable circumstances): (i) any material change in the Participant’s duties, responsibilities, authority, reporting structure, title, office or status; (ii) a material reduction of the Participant’s base salary or bonus eligibility; (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles; (iv) any material breach by the Company of any material contractual obligation of the Company to the Participant; (v) the Participant’s Permanent and Total Disability; or (vi) the failure by the Company or any successor to the Company to assume or confirm all of the Participant’s Awards outstanding at the time of a Change in Control on a basis which is economically equivalent to the Participant, or to assume or confirm any other material contractual obligations of the Company to the Participant, following a Change in Control.

Incentive Stock Option:  An option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

Key Employee:  Any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

Non-Employee Director:  Any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

Non-Qualified Stock Option:  An option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

Option:  An Incentive Stock Option or a Non-Qualified Stock Option.

Participant:  A Key Employee or Non-Employee Director who is granted an Award under the Plan.

Performance Goal:  Any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic, earnings per share from continuing operations; net assets turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stock holder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

Performance Period:  Any period for which Performance Goal(s) or goals have been established with respect to an Award.

Performance Share:  Any Award granted under Section 6(d) of the Plan that will be paid out as a Share upon the achievement of specified Performance Goals (which, in specified circumstances, may be a Restricted Security).

Permanent and Total Disability:  Any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Person:  Any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

Qualifying Termination.  The termination of a Participant’s employment or status as a Non-Employee Director which is initiated at any time within the 24 calendar months after the effective date of a Change in Control (i) by the Company (or its successor) for any reason other than Cause or due to the Participant’s Permanent and Total Disability or (ii) by the Participant for Good Reason.

Released Securities:  Shares with respect to which all applicable restrictions have expired, lapsed or been waived.

Restricted Securities:  Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

Retained Dividends.  Dividends otherwise payable with respect to Shares subject to an outstanding Award which are to be held by the Company for such purpose for later payment when and if the Award results in the actual issuance of Shares or as otherwise specified herein or in the Award Agreement.

Restricted Stock:  Any Share granted under Section 6(c) of the Plan.

Restricted Stock Unit.  An Award granted under Section 6(e) of the Plan which provides for the issuance of Shares to a Participant who remains a Key Employee or Independent Director for the period(s) of time specified in the Award Agreement.

Rule 16b-3:  Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

Shares:  Shares of Common Stock of the Company, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(d) of the Plan.

Stock Appreciation Right:  Any right granted under Section 6(b) of the Plan.

3.  Administration:  The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board and all references to the Committee herein shall include the Board. The Committee may delegate specific aspects of its administrative authority hereunder to one or more subcommittees, provided the members thereof meet all legal or regulatory qualifications applicable to their respective subcommittees’ delegated responsibilities, and all references herein to the Committee shall include any such subcommittees.  To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

4.  Shares Available for Award:

   (a)  Total Shares Available. The total number of Shares reserved and available for distribution pursuant to Awards granted under the Plan shall be 5,780,000 provided, however, that any Shares issued to Participants pursuant to Awards in any form other than Options or Stock Appreciation Rights shall be counted against such 5,780,000 Share limit as two Shares for every one Share actually issued pursuant to such Award other than a Option or Stock Appreciation Right.

   (b)      Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.  If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.  Any Shares otherwise issuable to a Participant upon the exercise of an Award which the Participant elects to have withheld or not issued by the Company in lieu of the Participant’s payment of any consideration such Participant is required to pay shall be deemed to have been issued for purposes of the Plan and therefore no longer available for future grant under the Plan. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares as designated by the Committee.

   (c)      Individual Limitation. The maximum number of Shares with respect to which Awards may be granted under this Plan to any single Participant in any fiscal year of the Company shall be 1,500,000 in the case of Options and Stock Appreciation Rights and 750,000 in the case of Restricted Stock, Performance Shares, and Restricted Share Units.

   (d)  Adjustments. In the event the Company effects a stock dividend or other distribution in the form of Shares or other Company securities, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects all of the Company’s outstanding Common Stock, then the Committee shall proportionately adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award; provided, further, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

5.  Eligibility:  Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, shall be eligible to be designated a Participant.

6.  Awards:

       (a)     Option Awards. The Committee is hereby authorized to grant Options to Key Employees and Non-Employee Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Non-Employee Directors may not be granted Incentive Stock Options.

(i)  Exercise Price. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  Upon exercise of an Option, the exercise price shall be payable in cash or, unless otherwise provided by the Committee in the Award Agreement, by the surrender of Shares previously owned by the Participant or the withholding of Shares to be issued upon the exercise of the Option, or in any combination thereof, or in such other form as the Committee may authorize from time to time. All such Shares so surrendered or withheld shall be valued at their Fair Market Value on the date of surrender or withholding.

(ii)  Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)    Exercisability.  An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Option term automatically upon the occurrence of a Qualifying Termination of the Participant.

(iv)    Termination of Options.  An Option will terminate as follows:

A.  Upon exercise or expiration by its term.

B.  Upon termination of a Participant’s employment or status as a Non-Employee Director for Cause, all Options then held by such Participant shall immediately terminate.  Except as provided in Subsections 6(a)(iv) D, E and F, upon termination of employment or status as a Non-Employee Director for reasons other than Cause, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination, and the portion of any Option not then exercisable will terminate on the date of termination of employment or status as a Non-Employee Director.  For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be a termination of employment.

C.  Subject to any limitation imposed by Section 422 of the Code, all Incentive Stock Options which have been outstanding for at least 12 months will vest in their entirety and be exercisable for the full number of shares called for by the Option upon termination of employment if such termination is due to retirement in accordance with the Company's normal retirement policy after age 62, death, or upon the occurrence of a Permanent and Total Disability.

D.      Unless otherwise provided in the applicable Award Agreement and subject to Subsection 6(a)(iv)E, all Nonqualified Stock Options shall continue to vest and be exercisable after termination of employment in accordance with the terms upon which they were originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company's normal retirement policy after age 62.

E.        Unless otherwise provided in the applicable Award Agreement, if a Participant holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment, such Option may be exercised, to the extent exercisable as of the date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of such Participant’s termination of employment, by the estate or guardian of such Participant or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

F.       If a Participant holding an Option violates any terms of any written employment or noncompetition agreement between the Company and the Participant or the Participant is otherwise terminated for Cause, all existing Options held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has exercised Options but has not yet received certificates for the Shares to be issued, the Company may void the Option and its exercise.  Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(v)  Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

(b)    Stock Appreciation Rights.

(i)  Issuance.  The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees and Non-Employee Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the Fair Market Value of one Share on the date of exercise over the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

(ii)  Terms and Conditions.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that in no event shall the term of any Stock Appreciation Right exceed a period of ten years from the date of its grant, and provided further that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan to a Participant shall become immediately exercisable in full for a period of time equal to the lesser of one year or the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Qualifying Termination of the Participant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(iii)  Continued Vesting after Termination.  Unless otherwise provided in the Applicable Award Agreement:

A.  Subject to Subsection 6(b)(iii)B, each Stock Appreciation Right will continue to vest and be exercisable after termination of employment in accordance with the terms upon which it was originally granted if such termination of employment is due to retirement (including retirement which also constitutes a Qualifying Termination) in accordance with the Company’s normal retirement policy after age 62.

B.  If a Participant holding a Stock Appreciation Right dies or becomes subject to a Permanent and Total Disability while employed by the Company or within 90 days after termination of employment for reasons other than Cause, such Stock Appreciation Right may be exercised, to the extent exercisable as of the date of such Participant’s death or the date such Participant first becomes subject to a Permanent and Total Disability, at any time within one year after such date, by the estate or guardian of such Participant or by the those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

C.  If a Participant holding a Stock Appreciation Right violates any terms of any written employment or noncompetition agreement between the Company and the Participant, or the Participant is otherwise terminated for Cause, all existing Stock Appreciation Rights held by such Participant will terminate.  In addition, if at the time of any such violation or termination the Participant has given a notice of exercise of the Stock Appreciation Right but has not yet received payment therefor, the Company may void the Stock Appreciation Right and its exercise.  Any such action by the Company shall be in addition to any other rights or remedies available to the Company in such circumstances.

(c)  Restricted Stock Awards.

(i)      Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii)  Restrictions.  Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that in the event of the Qualifying Termination of a Participant (A) in the case of Shares of Restricted Stock which are subject to time vesting or other restriction time period specified in the applicable Award Agreement, each Share of Restricted Stock granted under such Award Agreement to such Participant immediately shall become a Released Security and (B) in the case of Shares of Restricted Stock which are subject to a Performance Period, a prorated number of Shares of Restricted Stock shall immediately become Released Securities, based upon the percentage of the maximum performance goals contained in the applicable Award Agreement represented by the Company’s and the Participant’s actual performance through the date of the Change in Control which preceded the Qualifying Termination.

(iii)     Registration.  Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)     Dividends.  All dividends declared by the Company which would otherwise be payable with respect to outstanding Restricted Stock shall be held by the Company as Retained Dividends which shall be paid to the Participant when and as the Restricted Stock becomes Released Securities, or shall be forfeited when and as Restricted Stock is forfeited.

(v)     Payment Of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement plus an amount of cash equal to all Retained Dividends associated with such Released Securities, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(vi)    Forfeiture.  Except as otherwise determined by the Committee in its discretion, upon termination of employment or status as a Non-Employee Director of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement, and all Retained Dividends associated with such Shares, shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

(d)      Performance Share Awards.

(i)       Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees and Non-Employee Directors.

(ii)      Performance Goals and Other Terms.  The Committee shall determine in its discretion the Performance Period, the Performance Goal(s) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares constituting Restricted Securities to be received upon payment of Performance Shares (if Performance Shares are to be delivered in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares the Committee deems appropriate; provided, however, that regardless of any other requirements or restrictions specified in an Award Agreement with respect to Performance Shares, upon the occurrence of a Qualifying Termination of a Participant each Performance Share granted under the Plan to such Participant shall become immediately payable to the extent provided in the last sentence of this Section 6(d)(ii). In the case of a Performance Share Award held by a Participant who is the subject of a Qualifying Termination, the number of Performance Shares to be issued to the Participant shall be proportionately adjusted from the maximum potential number available under the applicable Award based upon the Company’s actual performance through the date of the Change in Control which preceded the Qualifying Termination as a percentage of the relevant maximum performance goals set forth in the applicable Award Agreement.

(iii)     Rights and Benefits During the Performance Period.  The Committee may provide that during the Performance Period, an amount of money equal to all dividends declared by the Company during the Performance Period which would be payable with respect to the Performance Shares if the Performance Shares would then have been issued and outstanding, shall be retained and held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Performance Shares held by them.

(iv)    Adjustments with Respect to Performance Shares.  With respect to Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and to the extent consistent with Section 162(m) and the regulations promulgated thereunder, the Committee shall, unless otherwise determined by the Committee at the time the Performance Goals are established, adjust the Performance Goals to exclude the adverse affect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. Notwithstanding the foregoing and with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may, in its discretion, adjust Performance Goals as it considers necessary or appropriate.

(v)     Delivery of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period (but in no event later than two months and ten days following the end of the applicable Performance Period), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Securities payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner set forth in Section 6(c)(iii) hereof.

(e)  Restricted Share Units.

(i)      Issuance.  The Committee is hereby authorized to grant Awards of Restricted Share Units to Key Employees and Non-Employee Directors.

(ii)      Delivery Period(s) and Other Terms.  The Committee shall determine in its discretion the period(s) of time during which the Participant must remain either a Key Employee or an Non-Employee Director in order to become entitled to the delivery of Shares with respect to the Restricted Share Unit, the restrictions applicable to Shares of Restricted Securities upon the attainment of such periods (if Restricted Stock Units are to be satisfied in such manner), and any other terms, conditions and rights relating to a grant of Restricted Share Units the Committee deems appropriate.

(iii)     Rights and Benefits Prior to Delivery.  The Committee may provide that during the period after the date of an Award of Restricted Share Unit is made and prior to the delivery of Shares with respect to such Award, an amount of money equal to all dividends declared by the Company during such period which would be payable with respect to the Shares underlying such Award where such Shares then outstanding shall be held by the Company as Retained Dividends which shall be paid to the Participant if and when such Shares are issued by the Company and delivered to the Participant.  Participants shall have no voting rights with respect to Shares underlying Restricted Share Units until such time as such Shares are issued and delivered.

(iv)    Delivery of Shares Underlying Restricted Share Units.  Within 30 days following the end of a period described in Section 6(e)(ii) above, one or more certificates representing the Shares issuable under the applicable Award Agreement shall be registered in the name of and delivered to the Participant; provided, however, that any Shares issued as Restricted Securities shall, pending the expiration, lapse or waiver of the applicable restrictions, be evidenced in the manner determined by the Committee.

(f)   Other Awards.

(i)  Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

(ii)    Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

(g)  General.

(i)  No Consideration for Awards.  Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii)     Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(iii)    Awards May be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)    Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

(v)      Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)     Term of Awards.  Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii)    Share Certificates; Representation.  In addition to any other restrictions imposed pursuant to Section 6 hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the New York Stock Exchange or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(viii)  Requirement of Notification of Election Under Section 83(b) of the Code.  If a Participant, in connection with the acquisition of Shares under the Plan, is permitted to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amount specified in Code Section 83(b) notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(ix)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(x)  Termination for Cause.  In the event of the termination of the employment, directorship (as applicable) of a Participant that is for Cause, any Award held by such Participant, to the extent not theretofore exercised, shall forthwith terminate.  If within one year of a Participant's exercise, vesting or realization of income with respect to any Award, such Participant is terminated for Cause (or if still employed by the Company or serving as a Non-Employee Director, engages in any activity that would constitute a basis for a termination for Cause or within one year of a termination for reasons other than Cause, is determined to have engaged in activities as an employee or director that would have constituted Cause), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined on a gross basis, without reduction from any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a Share.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(xi)    Change of Status.  Awards shall not be affected by any change of employment or directorship (as applicable) so long as the Participant continues to be an employee or Non-Employee Director (as applicable) of the Company or an Affiliate.  The Award Agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

(xii)   Waiver of Conditions.  The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.

(xiii)  Award Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or replacement Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without shareholder approval.

7.      Amendment and Termination of the Plan; Correction of Defects and Omissions

    (a)  Amendments To And Termination Of The Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the New York Stock Exchange or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); (iii) the amendment proposes to increase the number of shares available under the Plan; or (iv) would eliminate the requirement of obtaining shareholder approval of Award repricings contained in Section 6(g)(xiii). To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Neither termination nor amendment of the Plan shall detrimentally affect or change the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

    (b)     Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.      General Provisions:

        (a)     No Rights To Awards. No Key Employee, Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

    (b)     Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

    (c)      No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (d)  Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Non-Employee Director of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.  Notwithstanding any other provisions of this Plan, in no event will the continuation of the term of any Award beyond the date of termination of a Participant's employment or status as a Non-Employee Director allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to acquire more Shares under an Award, than could have been accrued or acquired on the day of termination, except to the extent expressly permitted under this Plan.

    (e)      Unfunded Status of The Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

    (f)      Dodd-Frank Compliance.  The Company is required under applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations of the Securities and Exchange Commission promulgated thereunder to adopt and maintain a policy, applicable in the event of an accounting restatement by the Company due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, requiring the Company to recover amounts paid to its executive officers as incentive-based compensation that exceed the compensation they would have received from the Company if such accounting restatement had not occurred.  Participants who are executive officers of the Company shall be required, as a condition to the receipt of any Awards under this Plan, to acknowledge the applicability of the Company’s Dodd-Frank policy to them and to agree to surrender to the Company any amounts such policy may require the Company to recover from them in the event of a covered accounting restatement.

    (g)     Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Ohio and applicable federal law.

    (h)     Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

    (i)  No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

    (j)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.      Effective Date of the Plan:  The Plan shall be effective as of __________, 2011, the date it was first adopted by the Board, subject, however, to the approval thereof by the Company’s shareholders within 12 months following the date of its adoption by the Board.

10.  Term of the Plan:  No Award shall be granted under the Plan following the tenth anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.